UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement

On October 27, 2017, Iconix Brand Group, Inc., a Delaware corporation, (the “Company”), through IBG Borrower LLC, the Company’s wholly-owned direct subsidiary, entered into a Limited Waiver and Amendment No. 1 (the “Amendment”) to its Credit Agreement (the “Credit Agreement”), dated August 2, 2017, with Cortland Capital Market Services LLC, as administrative agent and collateral agent (“Cortland”), and the lenders party thereto from time to time (the “Lenders”), including Deutsche Bank AG, New York Branch (“Deutsche Bank”). Capitalized terms used in this Current Report and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as amended) attached as Exhibit A to the Amendment (together with the schedules and attachments thereto) , the full text of which is annexed hereto as Exhibit 10.1 and incorporated herein by reference.

Under the terms of the original Credit Agreement, the Company established an escrow account (the “Escrow Account”) into which the proceeds of the total funded amount of the term loan were deposited, of which approximately $59.2 million was used to buy back 2018 Notes (as defined below) in open market purchases in the third quarters of 2017. Concurrently with entering into the Amendment, the remaining escrow balance of approximately $231 was returned to the Lenders.

The Amendment provides for, among other things, (a) a reduction in the existing $300 million term loan, (b) a new senior secured delayed draw term loan facility in the aggregate amount of up to $165.7 million, consisting of (i) a $25 million First Delayed Draw Term Loan to be drawn on or prior to March 15, 2018 (the “First Delayed Draw Term Loan”) and (ii) a $140.7 million Second Delayed Draw Term Loan to be drawn on March 15, 2018 (the “Second Delayed Draw Term Loan” and together with the First Delayed Draw Term Loan, the “Delayed Draw Term Loan Facility”) for the purpose of repaying the 2018 Notes; (c) an increase of the Total Leverage Ratio permitted under the Credit Agreement from 4.75:1.00 to 5.75:1.00; (d) a reduction in the debt service coverage ratio multiplier in the Company’s Asset Coverage Ratio; (e) an increase in the existing amortization rate from 2 percent per annum to 10 percent per annum commencing July 2019; and (f) amendments to the mandatory prepayment provisions to (i) permit the Company not to prepay borrowings under the Credit Agreement from the first $100 million of net proceeds resulting from Permitted Capital Raising Transactions (as defined in the Credit Agreement) effected prior to March 15, 2018, and (ii) eliminate the requirement that the Company pay a Prepayment Premium (as defined in the Credit Agreement) on any payments or prepayments made prior to December 31, 2018. Indebtedness issued under the Delayed Draw Term Loan Facility will be issued with original issue discount.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment (and Exhibit A thereto).

Item 7.01	Regulation FD Disclosure

On October 30, 2017, the Company issued a press release announcing the Amendment and other recent developments. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

Recent Developments

Following the recent decision by Walmart not to renew its DanskinNow license agreement with the Company which expires in January 2019, recent decisions by other retailers not to renew their existing license agreements with the Company, including Target with respect to the Mossimo brand, and expected modest diminished revenues in 2018 across several of the Company’s other brands, the Company has re-evaluated its short-term and long-term liquidity needs. Based on revised financial forecasts, the Company determined that it was unlikely that it would be able to satisfy the conditions precedent under the Credit Agreement for the release of the remaining $240 million on deposit in the Escrow Account to repay the Company’s 1.50% convertible senior subordinated notes due March 2018 (the “2018 Notes”) when they become due in March 2018. Such conditions, included, among other things, the

Company’s satisfaction of a minimum asset coverage ratio of 1.25:1.00 and a senior secured leverage ratio of no greater than 4.50:1.00. Approximately $59 million of the initial $300 million of escrow funds had been previously used by the Company to repurchase outstanding 2018 Notes and accrued interest and there currently remains outstanding approximately $236 million in principal amount of 2018 Notes.

In order to address these concerns and provide the Company with greater flexibility to raise the capital needed to address both the near-term maturity of the 2018 Notes and the Company’s ongoing liquidity needs, the Company engaged in discussions with its Lenders and entered into the Amendment (as described above) which, as noted, provides for, among other things, (A) the release of the remaining funds in escrow to Deutsche Bank, the current senior secured lender, (B) the establishment of the Delayed Draw Term Loan Facility and (C) the loosening of the financial maintenance covenants under the Credit Agreement.

Conditions to the availability of the Second Delayed Draw Term Loan include (i) the Company raising additional funds through various sources (and/or achieving a reduction in the outstanding principal amount of the 2018 Notes) in an aggregate amount of at least $100 million to repay the 2018 Notes and provide at least $25 million of additional cash to enhance liquidity and be used for general corporate purposes, (ii) the Company being in financial covenant compliance, on a pro forma basis as of the time of the requested borrowing and on a projected basis for the succeeding 12 months, and (iii) there not existing a Default or Event of Default as of the time of the borrowing. The Company is actively evaluating and pursuing various capital raising transactions, including the sale of selected assets consistent with the Company’s ongoing efforts to strengthen its balance sheet, debt and equity financings or any combination of the foregoing, as well as other strategic alternatives, which could include the sale of the Company.

The Company’s ability to sell assets or raise additional capital will depend on various factors, including prevailing market conditions. There can be no assurance that the Company will be able to engage in asset sales, refinance its existing debt or raise additional capital and, if so, whether any such transactions would produce sufficient funds or be on acceptable terms. See “Supplemental Risk Factors” below in this Current Report on Form 8-K.

Supplemental Risk Factors

In connection with the Amendment and the recent developments discussed above, the Company is also updating the risk factors included in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Commission on March 15, 2017, as follows:

The Company currently does not have and may not have sufficient funds to make payments on the 2018 Notes when they become due which would constitute an event of default with respect to such notes and could also constitute a default under the terms of our other debt.

The Company currently does not have and does not currently expect to generate sufficient cash from operations necessary to repay the 2018 Notes upon maturity. Accordingly, it will have to raise funds through additional debt and/ or equity financing. The Company’s ability to raise such financing will depend on prevailing market conditions which the Company expects may be negatively impacted by a number of factors, including the Company’s recent and projected financial results, recent changes in and the volatility of its stock price, the Company’s current level of indebtedness and debt service costs, or doubts regarding the Company’s ability to continue as a going concern. As a result of such conditions, the terms of the capital available to the Company, if any, may not be favorable or in sufficient amount to make payment on the 2018 Notes.

Further, the Company may not be able to raise such additional financing within the period required to satisfy its obligation to make timely payments upon maturity or any conversion. In addition, the terms of any current or future debt that the Company incurs to obtain the necessary financing may contain conditions precedent to funding and covenants that if not satisfied or breached would prohibit the Company from making cash payments or otherwise restrict its ability to make such payments. A failure to pay the required cash consideration upon maturity of the 2018 Notes would constitute an event of default under the indenture governing the 2018 Notes, which could constitute a default under the terms of the Company’s other debt, including the Company’s Series 2012-1 4.229% Senior Secured Notes, Class A-2, Series 2013-1 4.352% Senior Secured Notes, Class A-2 and Series 2012-1 Variable

Funding Senior Notes, Class A-1. Such defaults could allow the lenders and noteholders to terminate their commitments, accelerate all indebtedness outstanding thereunder and potentially pursue other remedies available to them in accordance with the terms of such indebtedness, which could lead to the foreclosure of collateral and force the Company into bankruptcy or liquidation. In addition, acceleration of the Credit Agreement obligations would result in a rapid amortization event under, and potential removal of the Company as manager of, the Company’s securitization facility, and the loss of revenue streams paid to the Company by the securitization facility. If the Company’s outstanding borrowings under the terms of its debt arrangements were to be accelerated in the event of a default, the Company may not be in a position to continue as a going concern and, therefore, may be unable to realize its assets and settle its liabilities and commitments in the normal course of business.

Future issuances of equity to raise additional needed capital may result in significant dilution to our stockholders.

In order to raise additional needed capital, the Company may issue shares of its common stock or shares of preferred stock. There can be no assurance that such issuances will be at current market rates or on terms favorable to the Company and its existing stockholders. Any raising of capital involving the issuance of equity is expected to result in a significant dilution to existing stockholders.

A substantial portion of our licensing revenue is concentrated with a limited number of licensees, such that the loss of any of such licensees or their renewal on terms less favorable than today, could slow our growth plans, decrease our revenue and impair our cash flows.

Our licenses with Wal-Mart, Global Brands Group, Kohls, Kmart/Sears and Target represent, each in the aggregate, our five largest licensees during the nine-month period ended September 30, 2017, representing approximately 17%, 7%, 11%, 9% and 8%, respectively, of our total revenue for such period.

Because we are dependent on these licensees for a significant portion of our licensing revenue, if any of them were to have financial difficulties affecting their ability to make payments, cease operations, or if any of these licensees decides not to renew or extend any existing agreement with us, or to significantly reduce its sales of licensed products under any of the agreement(s), our revenue and cash flows could be reduced substantially.

In addition to the previously disclosed non-renewals of the Company’s (i) OP and Starter direct-to-retail (“DTR”) license agreements with Walmart and (ii) Mossimo DTR license agreement with Target, the Company was recently informed Walmart would not be renewing its DanskinNow DTR license agreement following the expiration of its current term in January 2019. While the Company is actively working to place these brands with other licensees, the failure to enter into replacement license agreements for these brands on economic terms similar to such DTR arrangements may adversely affect our future revenues and cash flows.

In addition, we may face increasing competition in the future for direct-to-retail licenses as other companies owning established brands may decide to enter into licensing arrangements with retailers similar to those we currently have in place. Furthermore, our current or potential direct-to-retail licensees may decide to more prominently promote and market competing brands, or develop or purchase other or establish their own brands, rather than continue their licensing arrangements with us. In addition, increased competition could result in lower sales of products offered by our direct-to-retail licensees under our brands. If our competition for retail licenses increases, it may take us longer to procure additional retail licenses.

The Company may not generate sufficient cash in the next twelve months necessary to fund continued operations.

Our ability to make cash payments on and to refinance our indebtedness and to fund future operations will depend on our ability to generate significant operating cash flow in the future. This ability is, to a significant extent, subject to general economic, financial, competitive and other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations in amount sufficient to enable us to fund our liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness, on or before its maturity, obtain additional equity or debt financing, sell existing assets or enter into strategic alliances with other parties. We cannot assure you that we will be able to do so on commercially reasonable terms or at all, or on terms that would be advantageous to our stockholders. Any inability to generate sufficient cash flow, refinance our indebtedness or incur additional indebtedness on commercially reasonable terms could adversely affect our financial condition and could cause us to be unable to service our existing debt. If we are unable to obtain a waiver, we would be in default under our existing indebtedness, the holders of such indebtedness could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. Even if we are able to obtain such waivers, limited liquidity may cause us to delay or abandon some or all of our plans to invest in new brands and may have a material and adverse effect our ability to generate and/or increase revenue going forward or cause us to be unable to maintain existing licenses on favorable terms and conditions.

The risks described herein and in the Company’s Annual Report on Form 10-K are not the only risks facing the Company. Additional risks and uncertainties not currently known to the Company, or that are currently deemed to be immaterial, also may materially adversely affect the Company’s business, financial condition and/or future operating results.

Cautionary Note Regarding Forward Looking Information

This Current Report on Form 8-K, includes “forward-looking statements” based on the Company’s current expectations, assumptions, estimates and projections about its business and its industry. These statements include those relating to future events, performance and/or achievements, and include those relating to, among other things, the Company’s future revenues, expenses and profitability, the future development and expected growth of the Company’s business, its projected capital expenditures, future outcomes of litigation and/or regulatory proceedings, competition, expectations regarding the retail sales environment, continued market acceptance of the Company’s current brands and its ability to market and license brands it acquires, the Company’s ability to continue identifying, pursuing and making acquisitions, the ability of the Company to obtain financing for acquisitions or to repay its debt when due and to raise additional capital from outside sources, the ability of the Company’s current licensees to continue executing their business plans with respect to their product lines and the ability to pay contractually obligated royalties, and the Company’s ability to continue sourcing licensees that can design, distribute, manufacture and sell their own product lines.

These statements are only predictions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause its actual results to differ materially from those expressed or forecasted in, or implied by, the forward-looking statements. In evaluating these forward-looking statements, the risks and uncertainties described in the Company’s other SEC filings should be carefully considered.

Words such as “may,” “should,” “will,” “could,” “estimate,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “plan,” “expect,” “future” and “intend” or the negative of these terms or other comparable expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Limited Waiver and Amendment No. 1 to Credit Agreement, dated as of October 27, 2017, among IBG Borrower LLC, a Delaware limited liability company, the Guarantors thereunder; each lender from time to time party thereto including Deutsche Bank AG, New York Branch; and Cortland Capital Market Services LLC, a Delaware limited liability company as Administrative Agent and Collateral Agent.

99.1	Press Release dated October 30, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Limited Waiver and Amendment No. 1 to Credit Agreement, dated as of October 27, 2017, among IBG Borrower LLC, a Delaware limited liability company, the Guarantors thereunder; each lender from time to time party thereto including Deutsche Bank AG, New York Branch; and Cortland Capital Market Services LLC, a Delaware limited liability company as Administrative Agent and Collateral Agent.

99.1	Press Release dated October 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ David K. Jones
Name:	David K. Jones
Title:	Executive Vice President and Chief Financial Officer

Date: October 30, 2017